The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2022 Results

Cincinnati, April 28, 2022 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•First-quarter 2022 net loss of $273 million, or $1.70 per share, compared with net income of $620 million, or $3.82 per share, in the first quarter of 2021, after recognizing a $540 million first-quarter 2022 after-tax reduction in the fair value of equity securities still held.
•$31 million or 14% increase in non-GAAP operating income* to $253 million, or $1.58 per share, compared with $222 million, or $1.37 per share, in the first quarter of last year.
•$893 million decrease in first-quarter 2022 net income, compared with first-quarter 2021, primarily due to the after-tax net effect of a $924 million decrease in net investment gains partially offset by a $25 million increase in after-tax property casualty underwriting income.
•$75.43 book value per share at March 31, 2022, down $6.29 since year-end.
•Negative 6.9% value creation ratio for the first three months of 2022, compared with positive 4.1% for the same period of 2021.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended March 31,
	2022	2021	% Change
Revenue Data
Earned premiums	$1,690	$1,544	9
Investment income, net of expenses	185	174	6
Total revenues	1,215	2,227	(45)
Income Statement Data
Net income (loss)	$(273)	$620	nm
Investment gains and losses, after-tax	(526)	398	nm
Non-GAAP operating income*	$253	$222	14
Per Share Data (diluted)
Net income (loss)	$(1.70)	$3.82	nm
Investment gains and losses, after-tax	(3.28)	2.45	nm
Non-GAAP operating income*	$1.58	$1.37	15

Book value	$75.43	$69.16	9
Cash dividend declared	$0.69	$0.63	10
Diluted weighted average shares outstanding	160.4	162.5	(1)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 1Q22 Release 1

Insurance Operations Highlights
•89.9% first-quarter 2022 property casualty combined ratio, improved from 91.2% for the first quarter of 2021.
•12% growth in first-quarter net written premiums, largely due to price increases and premium growth initiatives.
•$244 million first-quarter 2022 property casualty new business written premiums, up 11%. Agencies appointed since the beginning of 2021 contributed $14 million or 6% of total new business written premiums.
•$10 million first-quarter 2022 life insurance subsidiary net income, matching the first quarter of 2021, and 6% growth in first-quarter 2022 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•6% or $11 million increase in first-quarter 2022 pretax investment income, including a 12% increase for stock portfolio dividends and a 4% increase for bond interest income.
•Three-month decrease of 5% in fair value of total investments at March 31, 2022, including a 5% decrease for the bond portfolio and a 6% decrease for the stock portfolio.
•$4.730 billion parent company cash and marketable securities at March 31, 2022, down 6% from year-end 2021.

Keeping a Steady Approach to Insurance
Steven J. Johnston, chairman, president and CEO, commented: “Non-GAAP operating income started the year strong, increasing 14% compared with last year’s first-quarter result. The swing to a GAAP net loss of $273 million, compared with positive net income of $620 million for the same period last year, is due to accounting rules adopted effective in 2018 by the Financial Accounting Standards Board.

“As I’ve mentioned before, this accounting treatment will continue to create a lot of volatility in net income as equity security unrealized investment gains and losses flow through the income statement instead of the balance sheet as they would have prior to 2018.

“Turning to our insurance business, property casualty underwriting continued to produce steady results as our first-quarter combined ratio improved 1.3 percentage points to 89.9% compared to the first quarter of 2021.

“A somewhat milder winter, our continued focus on pricing precision and our steady approach to insurance reserves helped us reach $165 million in underwriting profit – our highest first-quarter underwriting profit in at least 16 years.”

Achieving Consistent Growth
“We’re pleased with the progress of our growth initiatives and the premium increases reported by each of our property casualty segments. Consolidated property casualty first-quarter net written premiums grew 12%, including average price increases at percentages similar to the fourth quarter of 2021. Pricing sophistication allows us to consider each account on its own merits, charging a price we believe to be adequate based on its specific risk characteristics.

“The main driver of our growth continues to come from the excellent relationships we develop with our agencies. Thanks to those strong partnerships, the first quarter of 2022 was our highest-ever single quarter of new business written premiums, reaching $244 million. To keep the momentum going, we continue to look for opportunities to appoint new agents while still preserving the franchise value that our agents appreciate. So far this year, we’ve appointed 51 agencies to offer our property casualty products.

“Our recent efforts to diversify our product portfolio also support our ability to grow profitably. In February, we launched our first product offered through our wholly owned brokerage, CSU Producer Resources Inc. and underwritten by our Lloyd’s of London syndicate, Cincinnati Global Underwriting Ltd.SM. Our agents have responded enthusiastically to this new Wind Hail Deductible Buyback policy, and we’ve quoted $3.5 million in new business in just eight weeks.”

Focusing on a Long-Term Investment Strategy
“Downward pressure in both the equity and bond markets contributed to a 7.7% decline in book value to $75.43 per share at March 31 compared with year-end 2021. Despite this movement, we estimate that our quarter-end total portfolio still held nearly $6.6 billion in appreciated value before taxes.

“We maintain a long-term perspective with our investment philosophy and aren’t swayed by periodic market volatility. Our insurance business continues to provide cash that we invest in high-quality bonds and dividend-paying stocks. We are poised to further benefit from these purchases when the markets rebound.”

                                             CINF 1Q22 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended March 31,
	2022	2021	% Change
Earned premiums	$1,618	$1,475	10
Fee revenues	3	2	50
Total revenues	1,621	1,477	10

Loss and loss expenses	956	923	4
Underwriting expenses	500	421	19
Underwriting profit	$165	$133	24

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	59.1%	62.6%	(3.5)
Underwriting expenses	30.8	28.6	2.2
Combined ratio	89.9%	91.2%	(1.3)

			% Change
Agency renewal written premiums	$1,397	$1,276	9
Agency new business written premiums	244	220	11
Other written premiums	258	197	31
Net written premiums	$1,899	$1,693	12

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	58.5%	57.6%	0.9
Current accident year catastrophe losses	3.1	12.4	(9.3)
Prior accident years before catastrophe losses	(1.2)	(5.4)	4.2
Prior accident years catastrophe losses	(1.3)	(2.0)	0.7
Loss and loss expense ratio	59.1%	62.6%	(3.5)

Current accident year combined ratio before catastrophe losses	89.3%	86.2%	3.1

•$206 million or 12% growth of first-quarter 2022 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures. Cincinnati Re® contributed 3 percentage points to property casualty growth for the first three months of 2022.
•$24 million or 11% increase in first-quarter 2022 new business premiums written by agencies. The growth included a $13 million increase in standard market property casualty production from agencies appointed since the beginning of 2021.
•51 new agency appointments in the first three months of 2022, including 21 that market only our personal lines products.
•1.3 percentage-point first-quarter 2022 combined ratio improvement, including a decrease for losses from catastrophes of 8.6 points.
•2.5 percentage-point first-quarter 2022 benefit from favorable prior accident year reserve development of $41 million, compared with 7.4 points or $110 million for first-quarter 2021.
•0.9 percentage-point increase, to 58.5%, for the three-month 2022 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 4.0 points in the ratio for current accident year losses of $1 million or more per claim.
•2.2 percentage-point increase in the first-quarter 2022 underwriting expense ratio, compared with the same period of 2021, primarily due to higher levels of profit-sharing commissions for agencies and related expenses.
                                             CINF 1Q22 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2022	2021	% Change
Earned premiums	$962	$886	9
Fee revenues	1	1	0
Total revenues	963	887	9

Loss and loss expenses	586	503	17
Underwriting expenses	301	254	19
Underwriting profit	$76	$130	(42)

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	61.0%	56.7%	4.3
Underwriting expenses	31.3	28.7	2.6
Combined ratio	92.3%	85.4%	6.9

			% Change
Agency renewal written premiums	$970	$898	8
Agency new business written premiums	156	145	8
Other written premiums	(30)	(24)	(25)
Net written premiums	$1,096	$1,019	8

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	61.2%	60.0%	1.2
Current accident year catastrophe losses	1.7	6.1	(4.4)
Prior accident years before catastrophe losses	(1.6)	(7.5)	5.9
Prior accident years catastrophe losses	(0.3)	(1.9)	1.6
Loss and loss expense ratio	61.0%	56.7%	4.3

Current accident year combined ratio before catastrophe losses	92.5%	88.7%	3.8

•$77 million or 8% growth in first-quarter 2022 commercial lines net written premiums, primarily due to higher agency renewal written premiums.
•$72 million or 8% increase in first-quarter renewal written premiums, with commercial lines average renewal pricing increases in the mid-single-digit percent range.
•$11 million or 8% increase in first-quarter 2022 new business written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•6.9 percentage-point increase in the first-quarter 2022 combined ratio, including a decrease for losses from catastrophes of 2.8 points.
•1.9 percentage-point first-quarter 2022 benefit from favorable prior accident year reserve development of $18 million, compared with 9.4 points or $83 million for first-quarter 2021.
                                             CINF 1Q22 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2022	2021	% Change
Earned premiums	$402	$376	7
Fee revenues	1	1	0
Total revenues	403	377	7

Loss and loss expenses	215	273	(21)
Underwriting expenses	123	107	15
Underwriting profit (loss)	$65	$(3)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	53.5%	72.6%	(19.1)
Underwriting expenses	30.4	28.5	1.9
Combined ratio	83.9%	101.1%	(17.2)

			% Change
Agency renewal written premiums	$333	$302	10
Agency new business written premiums	52	46	13
Other written premiums	(11)	(10)	(10)
Net written premiums	$374	$338	11

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	55.0%	57.3%	(2.3)
Current accident year catastrophe losses	6.9	20.6	(13.7)
Prior accident years before catastrophe losses	(3.2)	(4.5)	1.3
Prior accident years catastrophe losses	(5.2)	(0.8)	(4.4)
Loss and loss expense ratio	53.5%	72.6%	(19.1)

Current accident year combined ratio before catastrophe losses	85.4%	85.8%	(0.4)

•$36 million or 11% growth in first-quarter 2022 personal lines net written premiums, including higher renewal written premiums that benefited from rate increases. First-quarter 2022 net written premiums from our agencies’ high net worth clients grew 32%, to $176 million.
•$6 million or 13% increase in first-quarter 2022 new business premiums written by agencies, largely reflecting expanded use of enhanced pricing precision tools.
•17.2 percentage-point first-quarter 2022 combined ratio improvement, including a decrease for losses from catastrophes of 18.1 points.
•8.4 percentage-point first-quarter 2022 benefit from favorable prior accident year reserve development of $34 million, compared with 5.3 points or $20 million for first-quarter 2021.

                                             CINF 1Q22 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2022	2021	% Change
Earned premiums	$112	$89	26
Fee revenues	1	—	nm
Total revenues	113	89	27

Loss and loss expenses	66	59	12
Underwriting expenses	31	22	41
Underwriting profit	$16	$8	100

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	58.3%	66.7%	(8.4)
Underwriting expenses	27.6	25.3	2.3
Combined ratio	85.9%	92.0%	(6.1)

			% Change
Agency renewal written premiums	$94	$76	24
Agency new business written premiums	36	29	24
Other written premiums	(6)	(6)	0
Net written premiums	$124	$99	25

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	61.8%	61.0%	0.8
Current accident year catastrophe losses	1.5	1.3	0.2
Prior accident years before catastrophe losses	(4.6)	4.7	(9.3)
Prior accident years catastrophe losses	(0.4)	(0.3)	(0.1)
Loss and loss expense ratio	58.3%	66.7%	(8.4)

Current accident year combined ratio before catastrophe losses	89.4%	86.3%	3.1

•$25 million or 25% growth in first-quarter 2022 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from price increases averaging in the high-single-digit percent range.
•$7 million or 24% increase in first-quarter new business written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•6.1 percentage-point first-quarter 2022 combined ratio improvement, primarily due to favorable reserve development on prior accident years.
•$5 million of first-quarter 2022 favorable prior accident year reserve development, compared with $4 million of unfavorable development for first-quarter 2021.

                                             CINF 1Q22 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended March 31,
	2022	2021	% Change
Term life insurance	$54	$51	6
Whole life insurance	11	11	0
Universal life and other	7	7	0
Earned premiums	72	69	4
Investment income, net of expenses	42	41	2
Investment gains and losses, net	—	—	0
Fee revenues	1	1	0
Total revenues	115	111	4
Contract holders’ benefits incurred	83	80	4
Underwriting expenses incurred	19	18	6
Total benefits and expenses	102	98	4
Net income before income tax	13	13	0
Income tax provision	3	3	0
Net income of the life insurance subsidiary	$10	$10	0

•$3 million or 4% increase in first-quarter 2022 earned premiums, including a 6% increase for term life insurance, our largest life insurance product line.
•Less than $1 million increase in three-month 2022 life insurance subsidiary net income, primarily from more favorable impacts from the unlocking of interest rate actuarial assumptions, mostly offset by less favorable mortality experience in the first quarter of 2022 due in part to pandemic-related death claims.
•$187 million or 13% three-month 2022 decrease, to $1.205 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from a decrease in unrealized investment gains on fixed-maturity securities.
                                             CINF 1Q22 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended March 31,
	2022	2021	% Change
Investment income, net of expenses	$185	$174	6
Investment interest credited to contract holders	(27)	(26)	(4)
Investment gains and losses, net	(666)	504	nm
Investments profit	$(508)	$652	nm

Investment income:
Interest	$123	$118	4
Dividends	65	58	12
Other	1	2	(50)
Less investment expenses	4	4	0
Investment income, pretax	185	174	6
Less income taxes	29	27	7
Total investment income, after-tax	$156	$147	6

Investment returns:
Average invested assets plus cash and cash equivalents	$24,677	$21,776
Average yield pretax	3.00%	3.20%
Average yield after-tax	2.53	2.70
Effective tax rate	15.6	15.5
Fixed-maturity returns:
Average amortized cost	$12,280	$11,395
Average yield pretax	4.01%	4.14%
Average yield after-tax	3.33	3.45
Effective tax rate	17.0	16.7

•$11 million or 6% rise in first-quarter 2022 pretax investment income, including a 12% increase in equity portfolio dividends and a 4% increase in interest income from fixed-maturity securities.
•$1.412 billion first-quarter 2022 decrease in pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended March 31,
	2022	2021
Investment gains and losses on equity securities sold, net	$8	$4
Unrealized gains and losses on equity securities still held, net	(683)	487
Investment gains and losses on fixed-maturity securities, net	3	3
Other	6	10
Subtotal - investment gains and losses reported in net income	(666)	504
Change in unrealized investment gains and losses - fixed maturities	(746)	(196)
Total	$(1,412)	$308

                                             CINF 1Q22 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At March 31,	At December 31,
	2022	2021
Total investments	$23,399	$24,666
Total assets	30,250	31,387
Short-term debt	49	54
Long-term debt	789	789
Shareholders’ equity	12,092	13,105
Book value per share	75.43	81.72
Debt-to-total-capital ratio	6.5%	6.0%

•$24.386 billion in consolidated cash and total investments at March 31, 2022, a decrease of 5% from $25.805 billion at year-end 2021.
•$12.376 billion bond portfolio at March 31, 2022, with an average rating of A3/A. Fair value decreased $646 million during the first quarter of 2022, including $109 million in net purchases of fixed-maturity securities.
•$10.675 billion equity portfolio was 45.6% of total investments, including $6.508 billion in appreciated value before taxes at March 31, 2022. First-quarter 2022 decrease in fair value of $640 million.
•$6.29 first-quarter 2022 decrease in book value per share, including an addition of $1.58 from net income before investment gains that was offset by $7.00 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities, $0.18 for other items and $0.69 from dividends declared to shareholders.
•Value creation ratio of negative 6.9% for the first three months of 2022, including 1.9% from net income before investment gains, which includes underwriting and investment income, and negative 8.6% from investment portfolio net investment losses and changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 1Q22 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2021 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 32.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
•The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
•The number of policyholders that will ultimately submit claims or file lawsuits
•The lack of submitted proofs of loss for allegedly covered claims
•Judicial rulings in similar litigation involving other companies in the insurance industry
•Differences in state laws and developing case law
•Litigation trends, including varying legal theories advanced by policyholders
•Whether and to what degree any class of policyholders may be certified
•The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, terrorism incidents, cyberattacks, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Prolonged low interest rate environment or other factors that limit our ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•Domestic and global events, such as Russia’s invasion of Ukraine, resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
                                             CINF 1Q22 Release 10

•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
                                             CINF 1Q22 Release 11

•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

                                             CINF 1Q22 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	March 31,	December 31,
	2022	2021
Assets
Investments	$23,399	$24,666
Cash and cash equivalents	987	1,139
Premiums receivable	2,248	2,053
Reinsurance recoverable	556	570
Deferred policy acquisition costs	979	905
Other assets	2,081	2,054
Total assets	$30,250	$31,387

Liabilities
Insurance reserves	$10,393	$10,319
Unearned premiums	3,560	3,271
Deferred income tax	1,460	1,744
Long-term debt and lease obligations	841	843
Other liabilities	1,904	2,105
Total liabilities	18,158	18,282

Shareholders’ Equity
Common stock and paid-in capital	1,751	1,753
Retained earnings	12,241	12,625
Accumulated other comprehensive income	59	648
Treasury stock	(1,959)	(1,921)
Total shareholders' equity	12,092	13,105
Total liabilities and shareholders' equity	$30,250	$31,387

(Dollars in millions, except per share data)	Three months ended March 31,
	2022	2021
Revenues
Earned premiums	$1,690	$1,544
Investment income, net of expenses	185	174
Investment gains and losses, net	(666)	504
Other revenues	6	5
Total revenues	1,215	2,227

Benefits and Expenses
Insurance losses and contract holders' benefits	1,039	1,003
Underwriting, acquisition and insurance expenses	519	439
Interest expense	13	13
Other operating expenses	4	4
Total benefits and expenses	1,575	1,459

Income (Loss) Before Income Taxes	(360)	768

Provision (Benefit) for Income Taxes	(87)	148

Net Income (Loss)	$(273)	$620

Per Common Share:
Net income (loss)—basic	$(1.70)	$3.85
Net income (loss)—diluted	(1.70)	3.82

                                             CINF 1Q22 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 1Q22 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended March 31,
	2022	2021
Net income (loss)	$(273)	$620
Less:
Investment gains and losses, net	(666)	504
Income tax on investment gains and losses	140	(106)
Investment gains and losses, after-tax	(526)	398
Non-GAAP operating income	$253	$222

Diluted per share data:
Net income (loss)	$(1.70)	$3.82
Less:
Investment gains and losses, net	(4.15)	3.10
Income tax on investment gains and losses	0.87	(0.65)
Investment gains and losses, after-tax	(3.28)	2.45
Non-GAAP operating income	$1.58	$1.37

Life Insurance Reconciliation

(Dollars in millions)	Three months ended March 31,
	2022	2021
Net income of the life insurance subsidiary	$10	$10
Investment gains and losses, net	—	—
Income tax on investment gains and losses	—	—
Non-GAAP operating income	10	10

Investment income, net of expenses	(42)	(41)
Investment income credited to contract holders	27	26
Income tax excluding tax on investment gains and losses, net	3	3
Life insurance segment loss	$(2)	$(2)

                                             CINF 1Q22 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended March 31, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,899	$1,096	$374	$124	$305
Unearned premiums change	(281)	(134)	28	(12)	(163)
Earned premiums	$1,618	$962	$402	$112	$142

Underwriting profit	$165	$76	$65	$16	$8

(Dollars in millions)	Three months ended March 31, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,693	$1,019	$338	$99	$237
Unearned premiums change	(218)	(133)	38	(10)	(113)
Earned premiums	$1,475	$886	$376	$89	$124

Underwriting profit (loss)	$133	$130	$(3)	$8	$(2)

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 1Q22 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended March 31,
	2022	2021
Value creation ratio:
End of period book value*	$75.43	$69.16
Less beginning of period book value	81.72	67.04
Change in book value	(6.29)	2.12
Dividend declared to shareholders	0.69	0.63
Total value creation	$(5.60)	$2.75

Value creation ratio from change in book value**	(7.7)%	3.2%
Value creation ratio from dividends declared to shareholders***	0.8	0.9
Value creation ratio	(6.9)%	4.1%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 1Q22 Release 17